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As filed with the Securities and Exchange Commission on  April 30, 1998
                                                    Registration No. 333-28391
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                           --------------------------
                        POST-EFFECTIVE AMENDMENT No. 1 to

                                    FORM S-4

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                           --------------------------

                             IDX SYSTEMS CORPORATION
             (Exact name of registrant as specified in its charter)
               ------------------------------------------------

Vermont                              7373                          03-0222230
(State or other jurisdiction of (Primary Standard Industrial   (I.R.S. Employer
incorporation or organization)   Classification Code No.) Identification Number)
                            ------------------------------

                        1400 Shelburne   Road,   P.O.   Box  1070,
                   South Burlington,  Vermont  05403,  (802)  862-1022
                 (Address,  including zip code,  and telephone number
            including area code, of registrant's principal executive offices)
                 -----------------------------------------------------

                               Richard E. Tarrant
                      President and Chief Executive Officer
                             IDX Systems Corporation
                       1400 Shelburne Road, P.O. Box 1070
                         South Burlington, Vermont 05403
                                 (802) 862-1022
                (Name, address, including zip code, and telephone
               number, including area code, of agent for service)
            ---------------------------------------------------------
                                   Copies to:

Robert W. Baker, Jr., Esq.   Peter B. Tarr, Esq.  Joseph P. Whitford, Esq.
IDX Systems Corporation      Hale and Dorr LLP    Foster Pepper & Shefelman PLLC
1400 Shelburne Road          60 State Street      1111 Third Avenue
P.O. Box 1070                Boston,              Suite 3400
South Burlington,            Massachusetts  02109 Seattle,
Vermont 05403                (617) 526-6000       Washington  98101
(802) 862-1022                                    (206) 447-4400



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                                EXPLANATORY NOTE

         Pursuant to a Registration Statement on Form S-4 (File No. 333-28391) (the "Registration Statement"), IDX Systems Corporation (the "Registrant") registered shares of its common stock, $.01 par value per share ("Registrant Common Stock") under the Securities Act of 1933, as amended, in connection with the merger of a wholly owned subsidiary of the Registrant with and into PHAMIS, Inc., a Washington corporation. This Post-Effective Amendment No. 1 to the Registration Statement is being filed for the purpose of deregistering all of such shares of Registrant Common Stock that remain unissued immediately following consummation of the merger and the conversion of all issued and outstanding shares of common stock, $.01 par value per share of PHAMIS, Inc. into shares of Registrant Common Stock pursuant thereto.

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                                SIGNATURES

         Pursuant to Rule 478 promulgated under the Securities Act of 1933, as amended, the Registrant has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereby duly authorized, in the City of South Burlington, State of Vermont, on this 29th day of April, 1998.

                                     IDX SYSTEMS CORPORATION


                                     By:/s/ Richard E. Tarrant
                                        ______________________________________
                                        Richard E. Tarrant
                                        President and Chief Executive Officer